Exhibit 99.7

March 31, 2014

To my fellow shareholders:

Though this letter will likely be read by many others, it’s really for you – the small but unflinchingly loyal family of shareholders who made that initial leap of faith by investing in a new and relatively untested company. For that faith, thank you – rest assured, I and my entire team are deeply committed to making Touchpoint Metrics a success, and your investment in it (as well as ours) a sound one.

Though most of you have been with us for several years, in many ways we consider 2014 “Year 1” for our company. In 2013, we refined our product as we continued to garner positive feedback from our customers, and the market. We worked to fill key roles in our management team, and believe we have the right people in the right positions to help us achieve our goals. And we believe our opportunity is, if anything, even greater as potential business customers around the globe recognize the importance of better understanding their customers.

We also believe that we have been and continue to use our resources wisely, and that with your support Touchpoint Metrics passed several milestones since the first of you invested. It’s fair to say that Lynn Davison – Touchpoint Metrics’ COO and my partner – and I feel exceptionally good about the company’s progress over this time.

Our Business

At heart our business is a simple one. As an internet software company, we design software for business customers, and deliver it via the web.

For our customers, this means they can access our services from wherever they are, whenever they want.  For our investors, this means that the more we sell, the less each product costs us to deliver.

It’s a win-win proposition for everyone, because the result of this model, and our services, is the creation of significant value. By fulfilling our vision of eliminating bad customer experiences, the customers and employees of the companies that utilize our products and services are happier, and drive increased revenue and profit as a result.

And while we give organizations the ability to deliver better experiences, improve customer service and enjoy a stronger brand, among other things, the end game for them all is to increase customer loyalty. After all, loyal customers are the economic engine that drives most business value. These are the customers who are proven to buy more and do so more often, will usually pay a little more and stay a lot longer, and convince others to become customers as well.

We help create these loyal customers for the companies that have chosen us – and will, for those yet to choose us – by using our proprietary software to gather and analyze customer research data in new ways, through our “cloud-based, software-as-a-service” product, and the services it enables.

In layman’s terms, cloud-based software means we don’t actually “deliver” anything to our customers, other than the ability to use our products over the internet, and enjoy the benefits of accessing our services and their data from anywhere, at any time, through any device they choose.

What this means to us, and to you, is that now that our software is built and our servers, tools and processes are in place, we can serve one hundred customers nearly as easily as we can serve one. In other words, as our customer base grows – as we expect it will – the cost of delivering our product doesn’t grow as fast.

Put another way, our incentive to sell a lot of software is significant.

Our Opportunity

Some time ago, we articulated a transformation coming in the ways that companies would need to think about and better serve their customers to compete in the world of radically changed, digitally-driven customer expectations of experience.  As both consumers and business customers have become generally less patient and less loyal to the companies that serve them, recognition of the importance of improving experience as a way to retain customers and grow market share has exploded.

In the last several years, customer experience improvement has gone from something we had to explain to being affirmed as a top priority for corporations everywhere. In the business world, it is rare that a concept or idea such as this emerges so quickly and spreads so broadly in such a short period of time. In this, we recognize that there is both tremendous opportunity as well as risk.

The risk is embodied in radically increased competition, as the competitive landscape continues to evolve at a fast pace. Many organizations are rushing to rebrand as customer experience experts, with little or no true experience in the discipline. This creates confusion in the market as well as new sources of competition for our products and services. At the same time, larger players have recently moved into this space with highly credible offerings, along with a number of smaller firms adept in the discipline who, like us, are moving to leverage their expertise. But from where we sit, that’s OK.

Because on the other hand, the opportunity is truly compelling.

We estimate that the addressable market for marketing research-based, customer experience improvement software and services in the United States alone is in excess of $3 Billion, and we believe that customer experience improvement, as a discipline, is still in the very earliest stages of global adoption.

As of the date of this letter, our share of this market is negligible. And while I cannot predict what our share of this market will be a decade from now, I do believe that we have the ability to very effectively compete in this fast-growing market, and do so on a global scale.

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It is with this opportunity in mind that we turn our focus from product development towards marketing, sales and market awareness, driven by our reputation as thought leaders.

Where We’re Going

Near the end of 2013, we held one of our quarterly “all hands” strategy meeting. This meeting was – as these are in our organization – spirited, affirming and educational for each and every one of us. In it, we re-articulated and re-affirmed what we stand for, as well as charting out a highly actionable, metrics-based quarter-by-quarter plan for the year ahead.

I won’t use this letter to detail this plan for you. But I do wish to help you understand what our focus as a business is, and the types of initiatives we plan to undertake to achieve our vision, and capitalize on what we see as the opportunity to address the multi-billion dollar global market that’s before us.

We are focusing on three major strategic initiatives. Each is core to our long-term success, as well supportive of our near-term objectives. Each is also near and dear to our hearts and our minds, as well as supported and informed by the values which drive our business forward and our commitments to it. They include:

1)
Delight our Customers: Given our business – helping organizations better understand and improve the ways they interact with their customers – it should be unsurprising that we are first and foremost driven by a desire to delight our customers, and that customer-centricity is a defining element of our culture, and our strategies.

We have a series of initiatives planned in this area focused on creating “champions” among our customers and our employees, by ensuring that expectations are always met or exceeded, and that we delight them at every “moment-of-truth” interaction. We steadfastly believe that the ability to consistently deliver an exceptional customer experience is a business imperative, a competitive differentiator and a driver of outsized revenue and market value.

2)
Scale our Capabilities: To succeed at any scale, it is crucial that our capabilities and our people have the ability to scale with the business opportunity ahead of us. This is of course a delicate balance, as we cannot and will not get too far ahead of our resources as we make investments in areas such as new products and services, new markets, new technology and new people.

Yet if we are unable to put our feet even lightly to the accelerator in each of these areas, it is unlikely that we’ll be able to achieve the promise of the opportunity before us.  Therefore we plan to focus on continued operational excellence, careful utilization of resources, and a series of initiatives to increase available resources and boost shareholder value.

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3)
Grow our Business: We fully recognize that the ultimate driver of shareholder value is top- and bottom-line growth. Yet the balance between top-line growth and the ability to deliver short-term profits is a delicate one, and we believe that it is more important in the near term to invest in those areas that can support our abilities to drive top-line growth and market acceptance of our products and services.

Therefore, our initiatives in these areas are laser focused on enabling top-line growth across our business, by investing in areas such as marketing, sales, distribution and strategic partnerships, and our ability to delight our customers by driving measurable business value for their organizations.

The fact of the matter is that we have spent the last year and a half ‘heads-down’ in two major areas: product planning development, and the delivery of customer experience management services to support this development.

Our resources were slim, and we were hesitant to ‘double down’ until we had what we believed to be market validation for our offering and our approach.

Entering 2014, we have no such hesitation.

Looking Ahead

While it is rewarding to see the market affirm our vision as customer experience takes center stage in executive suites around the globe, we’re equally aware of the fact that we’ve been less successful than we hoped at grabbing a larger share of this market.

So it is with a balance of validation, humility, promise and excitement that we approach the coming years.

Lynn and I are lucky. We have jobs that we love and are helped every day in multiple ways by the very smart, incredibly talented and wonderfully dedicated individuals we are proud to call our colleagues. It’s no wonder we enjoy what we do as much as we do – and it’s equally unsurprising that we also feel so good about the future.

We are grateful to our customers for their business and trust, to our team - who value our customers and each other as much as we do, and demonstrate this commitment daily with their hard work - and of course to you, our shareholders for your continued support and encouragement.

As we look ahead to 2014 and beyond, we believe our prospects have never been brighter.

Michael Hinshaw
President and Chief Executive Officer
Touchpoint Metrics, Inc.

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